EXHIBIT 10.1

                                  WESTCAP CORP.
                                  P.O. Box 458
                          Bedford Hills, New York 10507

                                               July 15, 1996

Oak Tree Medical Systems, Inc.
Parkcenter Boulevard
Miami, Florida 33169
Attention: Mr. Irwin Bosh Stack

      Re:  FINANCIAL ADVISORY AGREEMENT

Dear Mr. Stack:

      This letter sets forth the terms and conditions upon which Westcap Corp. ("Westcap") will act as financial advisor to Oak Tree Medical Systems, Inc. (the "Company").

      1. SCOPE OF ENGAGEMENT. Westcap will act as financial advisor and consultant to the Company and, in such capacity, will advise the Company with respect to structuring, financing, acquisitions and such other matters within its areas of expertise as the Company may request.

      2. RESPONSIBILITIES AND SERVICES PROVIDED. With respect to the scope of assignment and at all times subject to Section 7 hereof, Westcap anticipates that it will be necessary to complete at least the following specific services:

      a. Familiarize itself with the business, operations, management, financial condition, and future prospects of the Company and new business opportunities;

      b. Evaluate potential acquisitions and various capital structures that incorporate the Company's funding requirements and determine the costs and benefits associated with each;

      c. Determine potential sources of capital, investment terms and related strategy issues; and

      d. Suggest, if possible, a program to meet the Company's needs and requirements.

      3. COMPENSATION TO WESTCAP. (a) As compensation for Westcap's services hereunder, the Company shall pay to Westcap a monthly fee of $5,000 during the term of this Letter Agreement. The first monthly fee shall be payable upon the execution of this Letter Agreement by the Company, and each successive monthly fee shall be paid on the 15th day of each successive month during the term of this Letter Agreement.

            (b) As additional compensation for Westcap's services hereunder, not later than ten (10) days following the date of execution of this Letter Agreement by the Company, the Company will issue 250,000 warrants (the "Warrants") to Westcap or Westcap's designee exercisable for the purchase of up to 250,000 shares of the Company's Common Stock ("Common Stock"), upon the following terms:

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            i.    100,000 of the Warrants shall be immediately exercisable for one share of Common Stock at an exercise price per share equal to $5.00; these Warrants shall be exercisable until January 15, 1998;

            ii. 75,000 of the Warrants shall be immediately exercisable for one share of Common Stock at an exercise price per share equal to $6.00; these Warrants shall be exercisable until July 15, 1998; and

            iii. 75,000 of the Warrants shall be immediately exercisable for one share of Common Stock at an exercise price per share equal to $7.00; these Warrants shall be exercisable until July 15, 1998;

      Subject to the foregoing, the Warrants shall be in a form acceptable to Westcap, including provisions for antidilution (which antidilution provisions shall not be effective until such time as there are issued and outstanding an aggregate of 3,250,000 shares of Common Stock and which antidilution provisions, in any event, shall not be activated by issuances of Common Stock in connection with the exercise of stock options granted prior to the date hereof) and obligating the Company to file within 30 days following the date of issuance of the Warrants an appropriate registration statement with the U.S. Securities and Exchange Commission covering the Warrants and the shares of Common Stock underlying the Warrants.

      4. REIMBURSEMENT OF EXPENSES. The Company agrees to reimburse Westcap on a monthly basis for all reasonable out-of-pocket expenses which have been pre-approved.

      5. TERMS OF ENGAGEMENT. The engagement of Westcap pursuant to the terms of this Letter Agreement shall be effective commencing on the date hereof and shall continue until July 15, 1998; provided, however, that the Company may terminate this Letter Agreement (i) at any time prior to January 15, 1997 by giving 90 days' prior written notice of such termination to Westcap and (ii) at anytime after January 15, 1997 and prior to July 15, 1998 by giving 30 days' prior written notice of such termination to Westcap.

      6. OBLIGATIONS AND FEES. The obligation of the Company to pay any fees or expenses set forth herein shall not be assigned, delegated or transferred to any other person or entity without the prior written consent of Westcap. The provisions below for indemnification of Westcap shall apply to this paragraph.

      7. CONFIDENTIALITY. Each of the parties agrees to keep any information with respect to each other and this agreement confidential and not make use thereof except as may be required by applicable law or judicial process. Each party will not be identified or referred to in any public release or communication prepared by either party or any of their affiliates or associates without the other party's prior written consent.

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      8.   COMPANY'S OBLIGATIONS. The Company will continuously and timely apprise Westcap of material matters relevant to the Company's business and financial condition and prospect for such.

      The Company recognizes, agrees and confirms that Westcap (i) will be using and relying on information available from the Company and generally recognized public sources (the "information"), without having independently verified the same, and; (ii) does not assume responsibility for the accuracy of completeness of the information. The Company will, in addition to any other duties of indemnification set forth in this Letter Agreement, indemnify and hold Westcap harmless for any claim, suit or judgement arising out of Westcap's use of any information acquired from the Company and used by Westcap in carrying out its duties pursuant to this Letter Agreement.

      9. LIMITATION OF LIABILITY; INDEMNIFICATION. In performing its services under this Agreement, neither Westcap nor any officer, director, employee, shareholder, attorney, or agent of Westcap will be liable to the Company or its creditors for errors or judgement or for any other acts, except for acts of negligence of Westcap. Westcap will not be accountable for any loss suffered by the Company by reason of the Company's actions or non-action on the basis of any advice, recommendation, or approval of Westcap.

      Notwithstanding anything contained in this Letter Agreement, in the event that Westcap incurs any liability or obligations in connection with this Letter Agreement, the Company shall indemnify Westcap for all of such liabilities, obligations, expenses, or costs arising therefrom, including reasonable legal fees incurred by Westcap, except for (i) actions of Westcap which have not been authorized by the Company and (ii) acts of gross negligence of Westcap.

      10. RELATIONSHIP OF THE PARTIES. Nothing in this Letter Agreement shall be construed to place Westcap and the Company in the relationship of partners of joint venturers. Neither Westcap nor the Company shall represent itself as the agent or legal representative of the other for any purpose whatsoever. Westcap, in performing its service hereunder, shall at all times be an independent contractor.

      11. MISCELLANEOUS. Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification, contribution and the Company's obligations to pay fees and reimburse expenses contained herein shall survive any expiration or termination of this Letter Agreement. The Letter Agreement may not be amended or modified except in writing and shall be governed by and construed in accordance with the laws of the State of New York without reference to principles of conflicts of law thereof.

      Westcap is delighted at the prospect of working with you.

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      If the foregoing conforms to your understanding, please sign, and date and return to us the enclosed copy of this letter.

                                   Very truly yours,

                                   WESTCAP CORP.

                                   By: /s/ JEROME ROTH
                                       ---------------
                                           Jerome Roth
                                           President

The foregoing is in conformity with out understanding:

OAK TREE MEDICAL SYSTEMS, INC.

By: /s/ IRWIN BOSH STACK
        ---------------------
        Irwin Bosh Stack
        Chairman of the Board

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